Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS FOURTH QUARTER AND

RECORD FULL YEAR 2017 RESULTS

TEMPE, AZ – February 14, 2018 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter and full year ended December 31, 2017.

•	Net sales up 22% year over year to $1.8 billion for the fourth quarter and also up 22% for the full year

•	Net sales up 30% year over year in North America for the fourth quarter and full year

•	Gross profit up 22% year over year to $232.9 million for the fourth quarter and up 24% for the full year

•	Earnings from operations up 12% year over year to $45.5 million for the fourth quarter and up 20% for the full year

•	Adjusted earnings from operations up 5% year over year for the fourth quarter and up 24% for the full year

In the fourth quarter of 2017, consolidated net sales increased 22% year over year, reflecting growth in the Company’s core business of 12% and the addition of Datalink, which the Company acquired in January 2017. Gross profit also grew 22% year over year, with gross margins increasing 10 basis points in the quarter. Selling and administrative expenses increased 27% year over year, primarily related to the addition of Datalink. Overall, earnings from operations increased 12% year over year and Adjusted earnings from operations increased 5% year over year.

The Company’s fourth quarter results reflect additional income tax expense of $13.4 million recognized as a result of the U.S. Tax Cuts and Jobs Act that was enacted in December 2017. The incremental income tax expense primarily relates to the remeasurement of the Company’s deferred tax asset balances and withholding taxes. The Company expects its effective tax rate will be between 27% and 28% for the full year 2018, primarily related to a 14% decrease in the U.S. federal income tax rate as a result of the U.S. Tax Cuts and Jobs Act.

“Our fourth quarter results reflect a strong close to a very good year,” stated Ken Lamneck, President and Chief Executive Officer. “We reported strong organic growth in our core business in 2017 and gained market share from competitors in North America, according to third party data, reflecting growth in data center solutions as well as devices. Our acquisition of Datalink in January 2017 complemented the growth in our core business. We realized expense synergies ahead of our expectations and are pleased with the overall financial results of the Datalink business in its first year as part of Insight. I am pleased to report that gross profit growing faster than sales and tight cost management across the business in 2017 produced an impressive increase in earnings from operations year over year,” stated Lamneck.

For the full year 2017, consolidated net sales were $6.7 billion, up 22% year over year, reflecting strong growth in the Company’s core business and the addition of Datalink. Gross profit was $918.6 million in 2017, and grew faster than net sales at 24% year over year. That increase drove margins up 20 basis points to 13.7% for the full year 2017. Selling and administrative expenses increased 24% year over year, primarily related to the addition of Datalink. Selling and administrative expenses in the Company’s core business increased 5% year over year. Overall, earnings from operations increased 20% year over year and Adjusted earnings from operations increased 24% year over year.

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Insight Enterprises, Inc.        6820 South Harl Avenue        Tempe, Arizona 85283        800.467.4448        FAX 480.760.8958

Insight Q4 2017 Results, Page 2	February 14, 2018

“Our plans for 2018 are focused on driving growth in excess of the market across our operating segments,” stated Lamneck. “The IT industry is healthy and growing. More than ever, clients are challenged to efficiently manage their day-to-day IT operations while they leverage technology to transform their business to bring value to their own customers. We have a full suite of solutions that we developed over time and have acquired through recent acquisitions, which position us to provide value to our clients throughout their technology journey and provide a strong foundation for us to compete in the marketplace in 2018,” stated Lamneck.

KEY HIGHLIGHTS

Results for the Quarter:

•	Consolidated net sales of $1.8 billion for the fourth quarter of 2017 increased 22% compared to the fourth quarter of 2016.

•	Net sales in North America of $1.4 billion were up 30% year over year;

•	Net sales in EMEA of $366.8 million increased 1% year over year; and

•	Net sales in APAC of $38.9 million were down 20% year to year.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 19% year over year, with net sales growth in North America of 30% year over year and a decline in net sales in EMEA and APAC of 6% and 22%, respectively, year to year.

•	Consolidated gross profit of $232.9 million increased 22% compared to the fourth quarter of 2016, with consolidated gross margin increasing 10 basis points to 13.1% of net sales.

•	Gross profit in North America of $174.6 million (12.7% gross margin) increased 31% year over year;

•	Gross profit in EMEA of $50.4 million (13.7% gross margin) increased 3% year over year; and

•	Gross profit in APAC of $7.9 million (20.3% gross margin) decreased 7% year to year, with margin expansion of 270 basis points.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 19% year over year, and gross profit in North America increased 30% year over year, while gross profit in EMEA and APAC decreased 5% and 10%, respectively, year to year.

•	Consolidated earnings from operations increased 12% compared to the fourth quarter of 2016 to $45.5 million, or 2.6% of net sales.

•	Earnings from operations in North America increased 28% year over year to $37.2 million, or 2.7% of net sales;

•	Earnings from operations in EMEA decreased 23% year to year to $7.1 million, or 1.9% of net sales; and

•	Earnings from operations in APAC decreased 48% year to year to $1.2 million, or 3.0% of net sales.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations increased 9% year over year, and earnings from operations in North America increased 27% year over year while earnings from operations decreased in EMEA and APAC by 30% and 50%, respectively, year to year.

•	Adjusted consolidated earnings from operations increased 5% year over year to $48.3 million, or 2.7% of net sales for the fourth quarter of 2017.

•	Consolidated net earnings and diluted earnings per share for the fourth quarter of 2017 were $14.2 million and $0.39, respectively, at an effective tax rate of 64.8%, which includes income tax expense of $13.4 million recognized during the quarter as a result of U.S. federal tax reform enacted in December 2017.

•	Adjusted consolidated net earnings and Adjusted diluted earnings per share for the fourth quarter of 2017 were $29.5 million and $0.81, respectively.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2017 Results, Page 3	February 14, 2018

Results for the Year:

•	Consolidated net sales of $6.7 billion for 2017 increased 22% compared to 2016.

•	Net sales in North America of $5.2 billion were up 30% year over year;

•	Net sales in EMEA of $1.4 billion increased 1% year over year; and

•	Net sales in APAC of $166.5 million decreased 5% year to year.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 22% year over year, with net sales growth in North America and EMEA of 30% and 2%, respectively, year over year, while net sales in APAC decreased 7% year to year.

•	Consolidated gross profit of $918.6 million increased 24% compared to 2016, with consolidated gross margin increasing approximately 20 basis points to 13.7% of net sales.

•	Gross profit in North America of $691.7 million (13.3% gross margin) increased 32% year over year;

•	Gross profit in EMEA of $190.3 million (14.0% gross margin) increased 2% year over year; and

•	Gross profit in APAC of $36.6 million (22.0% gross margin) increased 15% year over year.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 24% year over year, and gross profit in North America, EMEA and APAC increased 31%, 4% and 13%, respectively, year over year.

•	Consolidated earnings from operations increased 20% compared to 2016 to $179.3 million, or 2.7% of net sales.

•	Earnings from operations in North America increased 31% year over year to $153.7 million, or 3.0% of net sales;

•	Earnings from operations in EMEA decreased 27% year to year to $17.4 million, or 1.3% of net sales; and

•	Earnings from operations in APAC increased 3% year over year to $8.2 million, or 5.0% of net sales.

•	Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations increased 20% year over year, and earnings from operations in North America and APAC increased 31% and 2%, respectively, year over year, while earnings from operations in EMEA declined 27% year to year.

•	Adjusted consolidated earnings from operations increased 24% year over year to $195.2 million, or 2.9% of net sales, for 2017.

•	Consolidated net earnings and diluted earnings per share for 2017 were $90.7 million and $2.50, respectively, at an effective tax rate of 43.0%, which reflects the income tax expense recorded in the fourth quarter of 2017 as a result of U.S. federal tax reform, noted previously, and non-deductible acquisition-related expenses incurred during the year.

•	Adjusted consolidated net earnings and Adjusted diluted earnings per share for 2017 were $117.5 million and $3.24, respectively.

As services have become a larger portion of the Company’s consolidated net sales, for the year ended December 31, 2017, the Company began reporting net sales from the provision of services and the related costs of goods sold separately from net sales of products and the related costs of goods. For comparability purposes, net sales and costs of goods sold for the 2016 periods have been expanded to conform to the current year presentation. These changes in presentation had no effect on previously reported total net sales, total costs of goods sold or gross profit amounts.

In conjunction with these changes in presentation, because fees earned from activities reported net are considered services revenues, the Company reclassified certain revenue streams for which the Company acts as the agent in the transaction to net sales from services. Previously, the Company included these net revenue streams within its software and, to a lesser extent, hardware sales mix categories based on the type of product being sold (e.g., fees earned for the sale of software maintenance and certain software licenses were included in software sales and fees earned for the sale of certain third-party provided training and warranty services were included in hardware sales when the Company historically disclosed and analyzed its sales mix). For comparability purposes, the Company’s sales mix among its hardware, software and services

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2017 Results, Page 4	February 14, 2018

categories for the three months and year ended December 31, 2016, as presented in the Financial Summary Table in this press release, has been reclassified to conform to the current year presentation. These reclassifications had no effect on previously reported total net sales amounts.

In discussing financial results for the three months and years ended December 31, 2017 and 2016 in this press release, the Company refers to certain financial measures that are not prepared in accordance with United States generally accepted accounting principles (“GAAP”). When referring to non-GAAP measures, the Company refers to such measures as “Adjusted.” See “Use of Non-GAAP Financial Measures” for additional information. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

The Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

STOCK REPURCHASE PROGRAM

On February 13, 2018, the Company’s Board of Directors authorized the repurchase of up to $50 million of the Company’s common stock. The Company’s share repurchases will be made on the open market, subject to Rule 10b-18 or in privately negotiated transactions, through block trades, through 10b5-1 plans or otherwise, at management’s discretion. The amount of shares purchased and the timing of the purchases will be based on market conditions, working capital requirements, general business conditions and other factors. The Company intends to retire the repurchased shares.

GUIDANCE

For the full year 2018, the Company expects to deliver net sales growth in the low single digit range compared to 2017. The Company also expects Adjusted diluted earnings per share for the full year 2018 to be between $3.90 and $4.00.

This outlook assumes:

•	the effects of the Company’s adoption of the new revenue recognition standard effective January 1, 2018;

•	an effective tax rate between 27% and 28%; and

•	capital expenditures of $15 to $20 million.

This outlook does not include the completion of our recently authorized share repurchase program and assumes no severance and restructuring or acquisition-related expenses. Due to the inherent difficulty of forecasting these types of expenses, which impact net earnings and diluted earnings per share, the Company is unable to reasonably estimate the related impact of such expenses, if any, to net earnings and diluted earnings per share. Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2018 forecast.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2017 Results, Page 5	February 14, 2018

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss fourth quarter and full year 2017 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://nsit.client.shareholder.com/events.cfm, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 2789109.

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures (referred to as Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share) exclude (i) severance and restructuring expenses, (ii) certain acquisition-related expenses, (iii) a loss on the sale of the Company’s Russia business in the year ended December 31, 2017, (iv) a gain on the sale of real estate in the year ended December 31, 2016 and (v) the tax effects of each of these items as well as income tax expense recognized as a result of U.S. federal tax reform laws enacted in December 2017. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2017 Results, Page 6	February 14, 2018

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,				Years Ended December 31,
	2017	2016	change		2017	2016	change
Insight Enterprises, Inc.
Net sales:
Products	$1,612,338	$1,344,024	20%		$6,038,744	$4,997,263	21%
Services	$171,737	$123,559	39%		$664,879	$488,252	36%

Total net sales	$1,784,075	$1,467,583	22%		$6,703,623	$5,485,515	22%
Gross profit	$232,883	$190,969	22%		$918,570	$743,102	24%
Gross margin	13.1%	13.0%	10	bps	13.7%	13.5%	20	bps
Selling and administrative expenses	$184,554	$145,066	27%		$723,328	$585,243	24%
Severance and restructuring expenses	$2,791	$1,527	83%		$9,002	$4,580	97%
Loss on sale of foreign entity	$—	$—	—		$3,646	$—	*
Acquisition-related expenses	$—	$3,706	*		$3,329	$4,447	(25%)
Earnings from operations	$45,538	$40,670	12%		$179,265	$148,832	20%
Net earnings	$14,168	$21,100	(33%)		$90,683	$84,690	7%
Diluted earnings per share	$0.39	$0.59	(34%)		$2.50	$2.32	8%
North America
Net sales:
Products	$1,249,420	$969,487	29%		$4,662,473	$3,601,697	29%
Services	$128,971	$87,866	47%		$519,261	$370,131	40%

Total net sales	$1,378,391	$1,057,353	30%		$5,181,734	$3,971,828	30%
Gross profit	$174,569	$133,552	31%		$691,677	$525,481	32%
Gross margin	12.7%	12.6%	10	bps	13.3%	13.2%	10	bps
Selling and administrative expenses	$135,369	$100,169	35%		$530,792	$401,316	32%
Severance and restructuring expenses	$1,965	$515	282%		$4,010	$2,966	35%
Acquisition-related expenses	$—	$3,703	*		$3,223	$4,278	(25%)
Earnings from operations	$37,235	$29,165	28%		$153,652	$116,921	31%
Sales Mix			*	*			*	*
Hardware	64%	62%	34%		65%	62%	37%
Software	27%	30%	18%		25%	29%	14%
Services	9%	8%	47%		10%	9%	40%

	100%	100%	30%		100%	100%	30%

EMEA
Net sales:
Products	$333,540	$335,149	(1%)		$1,246,952	$1,243,932	—
Services	$33,267	$26,611	25%		$108,464	$94,628	15%

Total net sales	$366,807	$361,760	1%		$1,355,416	$1,338,560	1%
Gross profit	$50,413	$48,877	3%		$190,310	$185,687	2%
Gross margin	13.7%	13.5%	20	bps	14.0%	13.9%	10	bps
Selling and administrative expenses	$42,442	$38,606	10%		$164,305	$160,269	3%
Severance and restructuring expenses	$826	$1,009	(18%)		$4,888	$1,496	227%
Loss on sale of foreign entity	$—	$—	—		$3,646	$—	*
Acquisition-related expenses	$—	$—	—		$106	$—	*
Earnings from operations	$7,145	$9,262	(23%)		$17,365	$23,922	(27%)
Sales Mix			*	*			*	*
Hardware	37%	34%	12%		40%	36%	11%
Software	54%	59%	(7%)		52%	57%	(7%)
Services	9%	7%	25%		8%	7%	15%

	100%	100%	1%		100%	100%	1%

*	Percentage change not considered meaningful.
**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2017 Results, Page 7	February 14, 2018

FINANCIAL SUMMARY TABLE (CONTINUED)

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,				Years Ended December 31,
	2017	2016	change		2017	2016	change
APAC
Net sales:
Products	$29,378	$39,388	(25%)		$129,319	$151,634	(15%)
Services	$9,499	$9,082	5%		$37,154	$23,493	58%

Total net sales	$38,877	$48,470	(20%)		$166,473	$175,127	(5%)
Gross profit	$7,901	$8,540	(7%)		$36,583	$31,934	15%
Gross margin	20.3%	17.6%	270	bps	22.0%	18.2%	380	bps
Selling and administrative expenses	$6,743	$6,291	7%		$28,231	$23,658	19%
Severance and restructuring expenses	$—	$3	*		$104	$118	(12%)
Acquisition-related expenses	$—	$3	*		$—	$169	*
Earnings from operations	$1,158	$2,243	(48%)		$8,248	$7,989	3%
Sales Mix			*	*			*	*
Hardware	25%	11%	82%		17%	11%	48%
Software	51%	70%	(42%)		61%	76%	(24%)
Services	24%	19%	5%		22%	13%	58%

	100%	100%	(20%)		100%	100%	(5%)

*	Percentage change not considered meaningful.
**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2017 Results, Page 8	February 14, 2018

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expected 2018 financial results, including sales growth rates and Adjusted diluted earnings per share for the full year 2018, and the assumptions relating thereto, including the Company’s anticipated effective tax rate and capital expenditures for 2018, the Company’s plans for driving growth and the strength of its position to compete in the marketplace in 2018, the Company’s plans to leverage its four solutions areas strategy, focus on profitability and invest in digital marketing, cloud and ecommerce platforms, the Company’s expected working capital trends, gross margin and APAC growth trends and the Company’s plans concerning its recently authorized share repurchase program, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in other of the Company’s subsequent filings with the Securities and Exchange Commission:

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	the Company’s reliance on partners for product availability, competitive products to sell and related marketing funds and purchasing incentives, the amounts and terms of which can fluctuate significantly year over year;

•	changes in the information technology (“IT”) industry and/or rapid changes in technology;

•	risks associated with the integration and operation of acquired businesses;

•	possible significant fluctuations in the Company’s future operating results;

•	the risks associated with the Company’s international operations;

•	general economic conditions;

•	increased debt and interest expense and decreased availability of funds under the Company’s financing facilities;

•	the security of the Company’s electronic and other confidential information;

•	disruptions in the Company’s IT systems and voice and data networks;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	accounts receivable risks, including increased credit loss experience or extended payment terms with the Company’s clients;

•	the Company’s reliance on independent shipping companies;

•	the Company’s dependence on certain personnel;

•	natural disasters or other adverse occurrences;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names; and

•	legal proceedings and audits and failure to comply with laws and regulations.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, FINANCE
	TEL. 480.333.3390	TEL. 480.333.3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2017 Results, Page 9	February 14, 2018

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net sales:
Products	$1,612,338	$1,344,024	$6,038,744	$4,997,263
Services	171,737	123,559	664,879	488,252

Total net sales	1,784,075	1,467,583	6,703,623	5,485,515

Costs of goods sold:
Products	1,475,916	1,234,039	5,512,402	4,571,462
Services	75,276	42,575	272,651	170,951

Total costs of goods sold	1,551,192	1,276,614	5,785,053	4,742,413

Gross profit	232,883	190,969	918,570	743,102
Operating expenses:
Selling and administrative expenses	184,554	145,066	723,328	585,243
Severance and restructuring expenses	2,791	1,527	9,002	4,580
Loss on sale of foreign entity	—	—	3,646	—
Acquisition-related expenses	—	3,706	3,329	4,447

Earnings from operations	45,538	40,670	179,265	148,832
Non-operating (income) expense:
Interest income	(346)	(282)	(1,209)	(1,066)
Interest expense	5,360	2,271	19,174	8,628
Net foreign currency exchange (gain) loss	(117)	(520)	855	522
Other expense, net	367	311	1,347	1,290

Earnings before income taxes	40,274	38,890	159,098	139,458
Income tax expense	26,106	17,790	68,415	54,768

Net earnings	$14,168	$21,100	$90,683	$84,690

Net earnings per share:
Basic	$0.40	$0.59	$2.54	$2.35

Diluted	$0.39	$0.59	$2.50	$2.32

Shares used in per share calculations:
Basic	35,809	35,479	35,741	36,102

Diluted	36,272	35,963	36,207	36,438

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2017 Results, Page 10	February 14, 2018

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$105,831	$202,882
Accounts receivable, net	1,814,560	1,436,742
Inventories	194,529	148,203
Inventories not available for sale	36,956	68,619
Other current assets	152,467	127,159

Total current assets	2,304,343	1,983,605
Property and equipment, net	75,252	70,910
Goodwill	131,431	62,645
Intangible assets, net	100,778	20,707
Deferred income taxes	17,064	52,347
Other assets	56,783	29,086

	$2,685,651	$2,219,300

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$899,075	$1,070,259
Accounts payable – inventory financing facility	319,468	154,930
Accrued expenses and other current liabilities	175,860	151,895
Current portion of long-term debt	16,592	480
Deferred revenue	88,979	61,098

Total current liabilities	1,499,974	1,438,662
Long-term debt	296,576	40,251
Deferred income taxes	717	900
Other liabilities	44,915	26,044

	1,842,182	1,505,857

Stockholders’ equity:
Preferred stock	—	—
Common stock	358	355
Additional paid-in capital	317,155	309,650
Retained earnings	550,220	459,537
Accumulated other comprehensive loss – foreign currency translation adjustments	(24,264)	(56,099)

Total stockholders’ equity	843,469	713,443

	$2,685,651	$2,219,300

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2017 Results, Page 11	February 14, 2018

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Years Ended December 31,
	2017	2016
Cash flows from operating activities:
Net earnings	$90,683	$84,690
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	25,787	27,493
Amortization of intangible assets	16,812	10,637
Provision for losses on accounts receivable	5,245	2,452
Write-downs of inventories	2,776	2,934
Write-off of property and equipment	418	—
Non-cash stock-based compensation	12,826	11,058
Deferred income taxes	19,139	10,517
Loss on sale of foreign entity	3,646	—
Gain on sale of real estate	—	(338)
Changes in assets and liabilities:
Increase in accounts receivable	(208,065)	(168,966)
Increase in inventories	(14,046)	(50,712)
Decrease (increase) in other assets	4,982	(50,130)
(Decrease) increase in accounts payable	(237,457)	193,582
(Decrease) increase in deferred revenue	(27,184)	10,633
(Decrease) increase in accrued expenses and other liabilities	(988)	12,278

Net cash (used in) provided by operating activities	(305,426)	96,128

Cash flows from investing activities:
Acquisitions, net of cash and cash equivalents acquired	(186,932)	(10,297)
Purchases of property and equipment	(19,230)	(12,266)
Proceeds from sale of foreign entity	1,517	—
Proceeds from sale of real estate, net	—	1,378

Net cash used in investing activities	(204,645)	(21,185)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	1,151,216	772,218
Repayments on senior revolving credit facility	(1,033,716)	(772,218)
Borrowings on accounts receivable securitization financing facility	3,961,389	2,802,000
Repayments on accounts receivable securitization financing facility	(3,975,889)	(2,851,500)
Borrowings under Term Loan A	175,000	—
Repayments under Term Loan A	(8,750)	—
Repayments under other financing agreements	(5,636)	(1,309)
Payments on capital lease obligations	(1,089)	(445)
Net borrowings (repayments) under inventory financing facility	141,037	48,603
Payment of debt issuance costs	(1,123)	(3,360)
Payment of payroll taxes on stock-based compensation through shares withheld	(5,318)	(2,219)
Repurchases of common stock	—	(50,000)

Net cash provided by (used in) financing activities	397,121	(58,230)

Foreign currency exchange effect on cash and cash equivalent balances	15,899	(1,809)

(Decrease) increase in cash and cash equivalents	(97,051)	14,904
Cash and cash equivalents at beginning of year	202,882	187,978

Cash and cash equivalents at end of year	$105,831	$202,882

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2017 Results, Page 12	February 14, 2018

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$45,538	$40,670	$179,265	$148,832
Severance and restructuring expenses	2,791	1,527	9,002	4,580
Loss on sale of foreign entity	—	—	3,646	—
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	—	—	(338)
Acquisition-related expenses	—	3,706	3,329	4,447

Adjusted non-GAAP consolidated EFO	$48,329	$45,903	$195,242	$157,521

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$14,168	$21,100	$90,683	$84,690
Severance and restructuring expenses	2,791	1,527	9,002	4,580
Loss on sale of foreign entity	—	—	3,646	—
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	—	—	(338)
Acquisition-related expenses	—	3,706	3,329	4,447
Income taxes on non-GAAP adjustments	(806)	(331)	(2,552)	(1,414)
Tax expense related to U.S. federal tax reform	13,363	—	13,363	—

Adjusted non-GAAP consolidated net earnings	$29,516	$26,002	$117,471	$91,965

Adjusted Consolidated Diluted EPS:
GAAP consolidated diluted EPS	$0.39	$0.59	$2.50	$2.32
Severance and restructuring expenses	0.08	0.04	0.25	0.13
Loss on sale of foreign entity	—	—	0.10	—
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	—	—	(0.01)
Acquisition-related expenses	—	0.10	0.09	0.12
Income taxes on non-GAAP adjustments	(0.03)	(0.01)	(0.07)	(0.04)
Tax expense related to U.S. federal tax reform	0.37	—	0.37	—

Adjusted non-GAAP consolidated diluted EPS	$0.81	$0.72	$3.24	$2.52

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$37,235	$29,165	$153,652	$116,921
Severance and restructuring expenses	1,965	515	4,010	2,966
Gain on sale of real estate for which a non-cash impairment charge was previously reported	—	—	—	(338)
Acquisition-related expenses	—	3,703	3,223	4,278

Adjusted non-GAAP EFO from North America segment	$39,200	$33,383	$160,885	$123,827

Adjusted EMEA Earnings from Operations:

GAAP EFO from EMEA segment	$7,145	$9,262	$17,365	$23,922
Severance and restructuring expenses	826	1,009	4,888	1,496
Loss on sale of foreign entity	—	—	3,646	—
Acquisition-related expenses	—	—	106	—

Adjusted non-GAAP EFO from EMEA segment	$7,971	$10,271	$26,005	$25,418

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q4 2017 Results, Page 13	February 14, 2018

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$1,158	$2,243	$8,248	$7,989
Severance and restructuring expenses	—	3	104	118
Acquisition-related expenses	—	3	—	169

Adjusted non-GAAP EFO from APAC segment	$1,158	$2,249	$8,352	$8,276

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958